UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 25, 2008

INDYMAC BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-08972 (Commission File Number)	95-3983415 (IRS Employer Identification No.)

888 East Walnut Street, Pasadena, California 91101-7211

(Address of Principal Executive Offices)

(800) 669-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act.

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐                                    Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02.                                       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

IndyMac Bancorp, Inc. (“Indymac®” or the “Company”) is reporting that the Company’s Chief Financial Officer, A. Scott Keys, has, at his request, taken a medical leave of absence effective April 25, 2008.  Indymac has named S. Blair Abernathy as Chief Financial Officer effective April 25, 2008.

Mr. Abernathy is a 14-year veteran of Indymac.  He started his career at KPMG Peat Marwick, spent four years there as an auditor specializing in financial institutions and is a former Certified Public Accountant (CPA).  After leaving KPMG, Mr. Abernathy served as Vice President and Controller of Sunrise Bancorp of California, a publicly traded bank holding company with banking and mortgage banking subsidiaries, from 1988 to 1993 and then as Senior Vice President and Chief Financial Officer of Commerce Security Bank, a state chartered bank in Sacramento, California, until he joined the Company in 1994 as head of secondary marketing. In his career at Indymac, Mr. Abernathy has held a number of executive level positions, serving as head of all capital markets activities (including secondary marketing), moving to become Indymac’s Chief Investment Officer and recently returning to head up all capital markets activities.  Mr. Abernathy has been a member of Indymac’s Executive Committee since it was formed in 2000.  He received a B.S. in Business Administration from California State University, Sacramento where he graduated with honors.

In addition to Mr. Abernathy, Indymac has an experienced senior management team in its accounting and financial management areas, including the following:

•                  Gregory Sosnovich, CPA, Senior Vice President and Chief Accounting Officer, who has been with Indymac since 2006 and has over 30 years of accounting and financial management experience at firms including Ernst & Young, ABN Amro and JP Morgan Chase;

•                  Pamela Marsh, former CPA, Executive Vice President, Strategic and Financial Planning and Investor Relations, who has been with Indymac since 1995 and has over 25 years of accounting and financial management experience at firms including KPMG Peat Marwick and Sanwa Bank California.

•                  Brian Carter, former CPA, Executive Vice President, Chief of Staff and Chief Management Accountant, who has been with Indymac since 2002 and has 17 years of accounting and financial management experience at firms including Ernst & Young and Huntington Bank; and

•                  Francisco Nebot, Executive Vice President, Director of Corporate Finance and Treasurer, who has been with Indymac since 2001 and has over 25 years of accounting and financial management experience, including serving as CFO at ITT Federal Bank and Shearson Lehman Mortgage.

With respect to secondary marketing, Senior Vice President Aaron Wade will continue to manage this area for Indymac and will now take on the responsibility for all capital markets activities.

Mr. Abernathy has an employment agreement with the Company dated as of July 1, 2006, as amended January 29, 2008, which expires December 31, 2009.  Pursuant to the terms of this employment agreement, Mr. Abernathy is entitled to base salary and customary perquisites, consistent with the Company’s past practices.  Furthermore, Mr. Abernathy is entitled to participate in each employee benefit plan maintained by the Company, as well as peer group incentive plans.  A more detailed description of the Company’s compensation arrangements with Mr. Abernathy, as well as disclosure of certain transactions between the Company and Mr. Abernathy that are reported in the Company’s proxy statement pursuant to Item 404(a) of Regulation S-K, can be found in the Company proxy statement for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission on March 24, 2008, which is incorporated by reference herein.   There are no changes to Mr. Abernathy’s compensation arrangements at this time.

Item 2.02.                                       Results of Operations and Financial Condition.

In connection with the change in the CFO position discussed above, Indymac’s CEO, Michael Perry, sent an email to all Indymac employees and has made this communication available on the Company’s Blog at www.theimbreport.com.  Included in this communication is an update on estimated first quarter financial results, which the Company felt was important to communicate in connection with the above change.  A copy of this statement is filed as Exhibit 99.1 on this Form 8-K.

Item 9.01.                                       Financial Statements and Exhibits.

The following exhibit is intended to be deemed filed as part of this Form 8-K.

EXHIBIT NUMBER	DESCRIPTION
99.1	IndyMac Bancorp, Inc. statement dated April 30, 2008 on the change of the Company’s Chief Financial Officer and update on estimated first quarter results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDYMAC BANCORP, INC.

By:	/s/ MICHAEL W. PERRY
Michael W. Perry
Chief Executive Officer

Date:  April 30, 2008

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	IndyMac Bancorp, Inc. statement dated April 30, 2008 on the change of the Company’s Chief Financial Officer and update on estimated first quarter results.